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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


                Date of Report (Date of earliest event reported)
                                 August 11, 1996



                               NORAM ENERGY CORP.
             (Exact name of Registrant as specified in its charter)


     Delaware                 1-3751              72-0120530
  (State or other          (Commission         (IRS Employer
   jurisdiction            File Number)    Identification No.)


   NorAm Energy Corp.
     1600 Smith
    Houston, Texas                             77002
(Address of principal executive offices)    (Zip Code)


                                 (713) 654-5699
              (Registrant's telephone number, including area code)




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Item 5. Other Events

         At a Special Meeting of the Board of Directors of NorAm Energy Corp. (the "Company") on August 11, 1996, the Company approved an Agreement and Plan of Merger (the "Merger Agreement") with Houston Industries Incorporated ("Houston Industries"), Houston Lighting & Power Company ("HL&P") and HI Merger, Inc., a new Delaware subsidiary of Houston Industries ("HI Merger, Inc."). Under the Merger Agreement, the Company would merge with and into HI Merger, Inc., which would be renamed "NorAm Energy Corp." and would be a wholly-owned subsidiary of HII (as defined below). Houston Industries would merge with and into HL&P and the currently outstanding common stock of Houston Industries would become the common stock of HL&P, which would be renamed "Houston Industries Incorporated" ("HII") (collectively the mergers are referred to herein as the Merger).

         The transaction is valued at $3.8 billion, consisting of $2.4 billion for the Company's common stock and equivalents and $1.4 billion of Company debt. Under the Merger Agreement, holders of Company common stock would receive at their election (at any time up to the trading day immediately prior to the closing date of the Merger): (1) cash in the amount of $16 per share or (2) HII voting common stock. The shareholders' election would, however, be subject to the right of Houston Industries to prorate share and cash purchases to hold the percentage of cash and stock at or near 50/50. At HII's election, if the Company Shareholders elect more than 50% stock, they could receive more than 50% HII common stock. The value of the stock component would be held generally equal to the cash component within the range described below, with the number of HII shares to be issued in exchange for each share of Company common stock being that number of shares of HII common stock equal to the quotient obtained by dividing $16.00 by the average NYSE closing sales price of a share of Houston Industries common stock over a 20 consecutive trading day period commencing 25 trading days prior to the closing date of the Merger (the "Average Price") provided that the Average Price will be deemed to be not less than $21.25 and not more than $26.00. In addition, if the closing does not occur by May 11, 1997, the cash (but not stock) consideration increases thereafter by two percent (simple interest) per quarter until closing.

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         Houston Industries' regulated subsidiary, HL&P is the nation's ninth-largest electric utility in terms of kilowatt-hour sales. HL&P's service territory includes the City of Houston and surrounding communities with a total of 1.5 million customers. Houston Industries' principal unregulated subsidiary, HI Energy pursues foreign utility privatizations and the development of unregulated power generator projects. It has projects and interests in Argentina, Brazil and India.

         The Merger Agreement has also been approved by the Boards of Directors of Houston Industries and HL&P. Consummation of the Merger is subject to customary closing conditions, including approval by shareholders of the Company and Houston Industries. The parties presently contemplate that shareholder meetings to consider approval of the transactions will be held prior to the end of 1996. Consummation of the Merger is also subject to receipt of favorable opinions of counsel that the Merger will qualify as a tax free reorganization and certain regulatory filings or approvals, including notice to or approvals from certain state regulatory agencies and municipal franchise authorities and the filing of the requisite notifications with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of applicable waiting periods thereunder. The parties have agreed to certain undertakings and limitations regarding the conduct of their businesses prior to the closing of the Merger.

         Under the Merger structure, HII would be both a public utility company and a public utility holding company under the Public Utility Holding Company Act of 1935 (PUHCA). The Merger Agreement contemplates that the merged companies will be exempt from registration under PUHCA. Alternative structures are required should existing administrative positions or legislative changes adversely affect the structure described above or permit structures not presently authorized by PUHCA. One of the alternate structures contemplates a non-holding company structure in which all regulated operations would be conducted within one company.

         The Merger Agreement provides for termination by either the Company or Houston Industries if the transactions have not been consummated by August 11, 1997, which date may be

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extended until December 31, 1997, only in the event that
the unsatisfied condition to closing is receipt of pending regulatory approvals. The agreement may be terminated by the Company or Houston Industries in the event that ( 1) the other party fails to hold its shareholders meeting by February 15, 1997, (2) the other party fails to cure material noncompliance with its covenants in the agreement, (3) the other party's representations are or become materially incorrect, (4) there is a material adverse change in the other party (other than general economic changes or changes affecting the parties' industries generally), (5) the other party's board of directors withdraws or modifies, in an adverse manner, its recommendation for approval of the transactions or (6) the Company accepts a superior, unsolicited offer. The Merger Agreement provides for a termination fee to be paid by a party terminating the Merger Agreement in certain circumstances, which fee is from $10 million to $35 million for Houston Industries and which ranges from $10 million to $75 million in the case of the Company, depending on the circumstances of termination. The $75 million level is required if the Company terminates the Merger Agreement to accept a superior, unsolicited offer or if the agreement is terminated under certain other circumstances and such an offer is accepted within twelve months of termination of the Merger Agreement.

         The descriptions of the Merger Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Merger Agreement, which are attached hereto and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

                  The following exhibit is filed herewith:

                  2(a) - Agreement and Plan of Merger dated as of August 11, 1996 among Houston Industries Incorporated, Houston Lighting & Power Company, HI Merger, Inc. and NorAm Energy Corp.




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                                    Signature


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NORAM ENERGY CORP.



                                            By:    /s/ Jack W. Ellis
                                            Name:  Jack W. Ellis
                                            Title: Vice President & Controller




Date:    August 12, 1996

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                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                          DESCRIPTION
 -------                         -----------
  2(a) Agreement and Plan of Merger dated as of August 11, 1996 among Houston Industries Incorporated, Houston Lighting & Power Company, HI Merger, Inc. and NorAm Energy Corp.